Exhibit 3.74

                         ARTICLES OF INCORPORATION

                      (Under chapter 1701.01 et seq.)
                             Profit Corporation

         The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

         FIRST: The name of said corporation shall be

                          MULLINAX USED CARS, INC.

         SECOND: The place in Ohio where its principal office is to be located is: 3960 Erie Street, Willoughby, Ohio 44094, Lake County.

         THIRD: The purposes for which it is formed are:

(1) To engage in any lawful activity or act for which corporations may be formed pursuant to Section 1701.01-1701.98 of the Ohio Revised Code.

(2) To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign, and in all other ways dispose of, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of interest or indebtedness of any government, or subdivision or agency thereof, documents of title, and accompanying rights and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

(3) To hire and employ agents, servants, and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contract, factor, or otherwise, either alone or in company with others.

(4) To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation.

(5) To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform, and carry out, contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

(6) To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corpora tion, and to have and to exercise all powers conferred by the laws of the State of Ohio on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinbefore set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations, or corporations, and in any part of the world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corpo ration, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the pur poses and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

         FOURTH: The number of shares which the corporation is authorized to have outstanding is 750, no par common stock.

         FIFTH: [Intentionally omitted.]

         SIXTH: No holder of shares of the Corporation shall have any preemptive right to subscribe for or purchase any shares of the Corporation of any class whether such shares or such class be now or hereafter authorized.